Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Ron Mills
VP of Finance and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE
For Immediate Release
COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2022 FINANCIAL AND OPERATING RESULTS
FRISCO, TEXAS, May 3, 2022 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter ended March 31, 2022.
Highlights of 2022's First Quarter
•Generated free cash flow from operations of $68 million in the quarter.
•Paid down $85 million of debt in the quarter.
•Adjusted EBITDAX increased 27% to $333 million.
•Operating cash flow (excluding working capital changes) increased 44% to $297 million or $1.07 per diluted share.
•Revenues, after realized hedging losses, were $408 million, 23% higher than 2021's first quarter.
•Adjusted net income to common stockholders was $136 million for the quarter or $0.51 per diluted share.
•Strong results from Haynesville drilling program with 15 (12.0 net) operated wells turned to sales with an average initial production of 29 MMcf per day.
Financial Results for the Three Months Ended March 31, 2022
Revenues in the first quarter of 2022 totaled $407.7 million (inclusive of realized hedging losses of $117.2 million). Net cash provided by operating activities (excluding changes in working capital) generated in the first quarter was $296.5 million, and net loss available to common stockholders for the first quarter of 2022 was $115.7 million or $(0.50) per share. Net loss in the quarter included a pre-tax $320.3 million unrealized loss on hedging contracts held for risk management. Excluding this item and certain other items, adjusted net income available to common stockholders for the first quarter of 2022 was $135.8 million, or $0.51 per diluted share.

Comstock's production cost per Mcfe in the first quarter was $0.69 per Mcfe, which was comprised of $0.28 for gathering and transportation costs, $0.23 for lease operating costs, $0.12 for production and other taxes and $0.06 for cash general and administrative expenses. Production cost was $0.67 per Mcfe in the fourth quarter of 2021 and $0.60 in the first quarter of 2021. Comstock's unhedged operating margin was 85% in the first quarter of 2022 and 81% after hedging.
First Quarter 2022 Drilling Results
Comstock drilled 15 (13.1 net) operated horizontal Haynesville/Bossier shale wells in the first quarter of 2022 which had an average lateral length of 10,186 feet. The Company also participated in an additional 14 (0.7 net) non-operated Haynesville shale wells in the first quarter of 2022. Comstock turned 33 (15.2 net) wells to sales in the first quarter of 2022 and currently expects to turn an additional 14 (12.7 net) wells to sales in the second quarter of 2022.
Since its last operational update in February, Comstock has turned 15 (12.0 net) new operated Haynesville/Bossier shale wells to sales. These wells had initial daily production rates that averaged 29 MMcf per day. The completed lateral length of these wells averaged 10,115 feet.
Other Matters
Comstock has planned a conference call for 10:00 a.m. Central Time on May 4, 2022, to discuss the first quarter of 2022 operational and financial results. Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live webcast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 2547726 when prompted. If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com. The web replay will be available for approximately one week. A replay of the conference call will be available beginning at 1:00 p.m. CT on May 4, 2022 and will continue until 1:00 p.m. CT on May 11, 2022. To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US). The conference call access code is 2547726.
This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct. Information concerning the assumptions, uncertainties and risks that may affect the actual results can be found in the Company's filings with the Securities and Exchange Commission ("SEC") available on the Company's website or the SEC's website at sec.gov.
Comstock Resources, Inc. is a leading independent natural gas producer with operations focused on the development of the Haynesville shale in North Louisiana and East Texas. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021

Revenues:
Natural gas sales	$522,957	$323,960
Oil sales	1,884	16,525
Total oil and gas sales	524,841	340,485
Operating expenses:
Production and ad valorem taxes	13,820	9,652
Gathering and transportation	32,093	29,458
Lease operating	26,186	24,563
Exploration	1,021	—
Depreciation, depletion and amortization	106,728	109,128
General and administrative	8,223	8,028
Gain on sale of assets	(2)	(70)
Total operating expenses	188,069	180,759
Operating income	336,772	159,726
Other income (expenses):
Loss from derivative financial instruments	(437,493)	(21,749)
Other income	4,166	281
Interest expense	(46,491)	(63,811)
Loss on early retirement of debt	—	(238,539)
Total other expenses	(479,818)	(323,818)
Loss before income taxes	(143,046)	(164,092)
Benefit from income taxes	31,622	29,967
Net loss	(111,424)	(134,125)
Preferred stock dividends	(4,315)	(4,315)
Net loss available to common stockholders	$(115,739)	$(138,440)

Net loss per share:
Basic	$(0.50)	$(0.60)
Diluted	$(0.50)	$(0.60)
Weighted average shares outstanding:
Basic	231,976	231,377
Diluted	231,976	231,377

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per unit amounts)

	Three Months Ended March 31,
		2021
	2022	Pro Forma (3)	As Reported
Gas production (MMcf)	114,906	111,804	113,293
Oil production (Mbbls)	21	17	326
Total production (MMcfe)	115,035	111,908	115,246

Natural gas sales	$522,957	$322,795	$323,960
Natural gas hedging settlements (1)	(117,186)	(7,490)	(7,490)
Total natural gas including hedging	405,771	315,305	316,470
Oil sales	1,884	951	16,525
Oil hedging settlements (1)	—	—	(918)
Total oil including hedging	1,884	951	15,607
Total oil and gas sales including hedging	$407,655	$316,256	$332,077

Average gas price (per Mcf)	$4.55	$2.89	$2.86
Average gas price including hedging (per Mcf)	$3.53	$2.82	$2.79
Average oil price (per barrel)	$89.71	$55.94	$50.69
Average oil price including hedging (per barrel)	$89.71	$55.94	$47.87
Average price (per Mcfe)	$4.56	$2.89	$2.95
Average price including hedging (per Mcfe)	$3.54	$2.83	$2.88

Production and ad valorem taxes	$13,820	$8,048	$9,652
Gathering and transportation	32,093	29,458	29,458
Lease operating	26,186	21,059	24,563
Cash general and administrative (2)	6,728	6,338	6,338
Total production costs	$78,827	$64,903	$70,011

Production and ad valorem taxes (per Mcfe)	$0.12	$0.07	$0.08
Gathering and transportation (per Mcfe)	0.28	0.26	0.26
Lease operating (per Mcfe)	0.23	0.19	0.21
Cash general and administrative (per Mcfe)	0.06	0.06	0.05
Total production costs (per Mcfe)	$0.69	$0.58	$0.60

Unhedged operating margin	85%	80%	79%
Hedged operating margin	81%	79%	79%

Oil and Gas Capital Expenditures:
Proved property acquisitions	$274	$—	$—
Unproved property acquisitions	3,631	5,776	5,776
Total oil and gas properties acquisitions	$3,905	$5,776	$5,776
Exploration and Development:
Development leasehold	$4,632	$4,043	$4,056
Exploratory drilling and completion	11,557	—	—
Development drilling and completion	189,048	155,239	155,239
Other development costs	18,612	2,389	3,452
Total exploration and development capital expenditures	$223,849	$161,671	$162,747

(1)Included in gain (loss) from derivative financial instruments in operating results.
(2)Excludes stock-based compensation.
(3)Excludes results of the Company's Bakken shale assets, which were sold in October 2021.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS:
Net loss available to common stockholders	$(115,739)	$(138,440)
Unrealized loss from derivative financial instruments	320,307	13,072
Non-cash interest amortization from adjusting debt assumed in acquisition to fair value	2,760	4,927
Exploration expense	1,021	—
Gain on sale of assets	(2)	(70)
Loss on early retirement of debt	—	238,539
Adjustment to provision for income taxes	(72,589)	(54,733)
Adjusted net income available to common stockholders (1)	$135,758	$63,295

Adjusted net income available to common stockholders per share (2)	$0.51	$0.25

Diluted shares outstanding	277,058	275,127

ADJUSTED EBITDAX:
Net loss	$(111,424)	$(134,125)
Interest expense (3)	46,491	64,080
Income taxes	(31,622)	(29,967)
Depreciation, depletion, and amortization	106,728	109,128
Exploration	1,021	—
Unrealized loss from derivative financial instruments	320,307	13,072
Stock-based compensation	1,495	1,690
Loss on early extinguishment of debt	—	238,539
Gain on sale of assets	(2)	(70)
Total Adjusted EBITDAX (4)	$332,994	$262,347

(1)Adjusted net income available to common stockholders is presented because of its acceptance by investors and by Comstock management as an indicator of the Company's profitability excluding loss on early retirement of debt, non-cash unrealized gains and losses on derivative financial instruments, gains and losses on sales of assets and other unusual items.
(2)Adjusted net income available to common stockholders per share is calculated to include the dilutive effects of unvested restricted stock pursuant to the two-class method and performance stock units and preferred stock pursuant to the treasury stock method.
(3)Includes realized gains or losses from interest rate derivative financial instruments.
(4)Adjusted EBITDAX is presented in the earnings release because management believes that adjusted EBITDAX, which represents Comstock's results from operations before interest, income taxes, and certain non-cash items, including loss on early retirement of debt, depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts.

COMSTOCK RESOURCES, INC.
NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended March 31,
	2022	2021
OPERATING CASH FLOW (1):
Net loss	$(111,424)	$(134,125)
Reconciling items:
Unrealized loss from derivative financial instruments	320,307	13,072
Deferred income tax benefit	(24,788)	(30,150)
Depreciation, depletion and amortization	106,728	109,128
Loss on early retirement of debt	—	238,539
Amortization of debt discount and issuance costs	4,225	8,489
Stock-based compensation	1,495	1,690
Gain on sale of assets	(2)	(70)
Operating cash flow	$296,541	$206,573
(Increase) decrease in accounts receivable	28,125	(7,032)
Decrease in other current assets	1,406	4,778
Decrease in accounts payable and accrued expenses	(42,033)	(11,047)
Net cash provided by operating activities	$284,039	$193,272

	Three Months Ended March 31,
	2022	2021
FREE CASH FLOW (2):
Operating cash flow	$296,541	$206,573
Less:
Exploration and development capital expenditures	(223,849)	(162,747)
Preferred dividends	(4,315)	(4,315)
Free cash flow from operations	$68,377	$39,511
Acquisitions of oil and gas properties	(3,905)	(5,776)
Free cash flow after acquisition and divestiture activity	$64,472	$33,735

(1)Operating cash flow is presented in the earnings release because management believes it to be useful to investors as a common alternative measure of cash flows which excludes changes to other working capital accounts.
(2)Free cash flow from operations and free cash flow after acquisition and divestiture activity are presented in the earnings release because management believes them to be useful indicators of the Company's ability to internally fund acquisitions and debt maturities after exploration and development capital expenditures, preferred dividend payments, proved and unproved property acquisitions and proceeds from divestiture of oil and gas properties.

COMSTOCK RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$12,137	$30,663
Accounts receivable	239,613	267,738
Derivative financial instruments	2,601	5,258
Other current assets	13,671	15,077
Total current assets	268,022	318,736
Property and equipment, net	4,128,894	4,007,146
Goodwill	335,897	335,897
Derivative financial instruments	10,008	—
Operating lease right-of-use assets	6,879	6,450
	$4,749,700	$4,668,229

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$318,736	$314,569
Accrued costs	103,322	135,026
Operating leases	2,784	2,444
Derivative financial instruments	513,645	181,945
Total current liabilities	938,487	633,984
Long-term debt	2,534,460	2,615,235
Deferred income taxes	172,629	197,417
Derivative financial instruments	—	4,042
Long-term operating leases	4,167	4,075
Asset retirement obligation	26,416	25,673
Other non-current liabilities	24	24
Total liabilities	3,676,183	3,480,450
Mezzanine Equity:
Preferred stock	175,000	175,000
Stockholders' Equity:
Common stock	116,460	116,462
Additional paid-in capital	1,101,838	1,100,359
Accumulated deficit	(319,781)	(204,042)
Total stockholders' equity	898,517	1,012,779
	$4,749,700	$4,668,229